UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2016

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37350	36-4528166
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices)  (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 7, 2016, Christina Morrison was appointed to the Board of Directors (the “Board”) of InVivo Therapeutics Holdings Corp. (the “Company”) as a Class II director. Ms. Morrison was also appointed to serve as Chairwoman of the Audit Committee of the Board.

Ms. Morrison will receive an annual cash retainer of $35,000, paid in quarterly installments, for her service as a director, and an annual cash retainer of $15,000, paid in quarterly installments, for her service as the Chairwoman of the Audit Committee.  She will also be entitled to reimbursement for reasonable travel expenses in connection with attendance at meetings of the Board and Board committees. In connection with her appointment, the Board approved the grant to Ms. Merrifield of an option to purchase up to 25,000 shares of the Company’s common stock, which will vest in 24 equal installments on each monthly anniversary of the date of grant until fully vested on the 24 month anniversary of the date of grant, provided that she remains a director of the Company on each such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: June 8, 2016	By:	/s/ Tamara Joseph
		Name:	Tamara Joseph
		Title:	SVP, General Counsel & Chief Compliance Officer